Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-228486) of GenMark Diagnostics, Inc.,
(2) Registration Statement (Form S-8 No. 333-189348) pertaining to the 2013 Employee Stock Purchase Plan,
(3) Registration Statement (Form S-8 No. 333-225285) pertaining to the Amended and Restated 2013 Employee Stock Purchase Plan,
(4) Registration Statements (Form S-8 Nos. 333-168892, 333-182268, 333-187393, 333-194514, 333-202286, 333-209688, 333-216387, 333-223357, and 333-229884) pertaining to the 2010 Equity Incentive Plan of GenMark Diagnostics, Inc., and
(5) Registration Statement (Form S-8 No. 333-195924) pertaining to the GenMark Diagnostics, Inc. Non-Plan Stock Option Agreement with Scott Mendel and GenMark Diagnostics, Inc. Non-Plan Restricted Stock Units Agreement with Scott Mendel;

of our reports dated March 2, 2020, with respect to the consolidated financial statements of GenMark Diagnostics, Inc. and the effectiveness of internal control over financial reporting of GenMark Diagnostics, Inc. included in this Annual Report (Form 10-K) of GenMark Diagnostics, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Diego, California
March 2, 2020